UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2015

Beacon Roofing Supply, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50924	36-4173371
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

505 Huntmar Park Drive, Suite 300, Herndon, VA	20170
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (571) 323-3939

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 24, 2015, Beacon Roofing Supply, Inc., as issuer (the “Company”), and certain subsidiaries of the Company, as guarantors (the “Guarantors”), entered into a purchase agreement (the “Purchase Agreement”) with Wells Fargo Securities, LLC and Citigroup Global Markets Inc., as representatives (the “Representatives”) of the several initial purchasers named therein (the “Initial Purchasers”), pursuant to which the Company has agreed to sell $300.0 million aggregate principal amount of its 6.375% Senior Notes due 2023 (the “Notes”) in a private offering. The offering of the Notes is expected to close on October 1, 2015, subject to customary closing conditions and the substantially concurrent consummation of the Company’s previously announced acquisition (the “RSG Acquisition”) of Roofing Supply Group, LLC (“RSG”).

The Notes and related subsidiary guarantees will be issued pursuant to an indenture (the “Indenture”) among the Company, the Guarantors and U.S. Bank National Association, as trustee, to be dated as of the closing date. In connection with the consummation of the RSG Acquisition, RSG and each of its subsidiaries will enter into a supplemental indenture to become Guarantors under the Indenture. The Company and the Guarantors have also agreed to enter into a registration rights agreement for the benefit of the holders of the Notes.

The Purchase Agreement contains customary representations, warranties and agreements by the Company and the Guarantors. In addition, the Company and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Initial Purchasers may be required to make in respect of those liabilities. Furthermore, the Company has agreed with the Initial Purchasers not to offer or sell any debt securities issued or guaranteed by the Company or any Guarantor for a period of 90 days after the date of the Purchase Agreement without the prior written consent of the Representatives. In connection with the consummation of the RSG Acquisition, RSG and each of its subsidiaries will enter into a joinder agreement to the Purchase Agreement, whereby they will agree to be bound by the terms of the Purchase Agreement applicable to Guarantors as if they were each an original signatory thereto.

The Company intends to use the net proceeds from the offering of the Notes, together with borrowings under its anticipated new senior secured credit facilities, to pay the cash consideration for the RSG Acquisition, to refinance certain indebtedness of the Company, to repay certain existing indebtedness of RSG and to pay related transaction premiums, fees and expenses.

The Notes and related subsidiary guarantees will be offered in the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and, outside the United States, only to certain non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes and related subsidiary guarantees have not been registered under the Securities Act or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto, and which is incorporated herein by reference.

The Initial Purchasers and their respective affiliates perform various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates for which the Company or its affiliates pay customary compensation. Each of the Initial Purchasers or their affiliates will be a lender to the Company under its anticipated new senior secured credit facilities. An affiliate of Citigroup Global Markets Inc. has served as a financial advisor to the Company in connection with the RSG Acquisition. In connection with the financing of the RSG Acquisition, the Company entered into a commitment letter with each of the Initial Purchasers and/or certain of their respective affiliates providing, in part, for a senior unsecured bridge facility in an aggregate principal amount of up to $300.0 million (the ‘‘Bridge Facility’’). The Initial Purchasers’ commitments under the Bridge Facility will be reduced dollar-for-dollar, down to $0, by the gross proceeds of the Notes offering, and the related commitment will be terminated. Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Robinson Humphrey, Inc. and/or certain of their respective affiliates have held commitments as lenders under the Company’s existing senior secured credit facilities, and will receive their proportionate share of any amount of the Company’s existing senior secured credit facilities that is repaid with the net proceeds from the Notes offering. In addition, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc. and/or certain of their respective affiliates have held commitments as lenders or participants under RSG’s existing senior secured credit facilities, and will receive their proportionate share of any amount of RSG’s existing senior secured credit facilities that is repaid with the net proceeds from the Notes offering.

Item 8.01.	Other Events.

On September 24, 2015, the Company announced the pricing of the Notes offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

This Current Report on Form 8-K (and the exhibits hereto) shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Purchase Agreement, dated as of September 24, 2015, by and among Beacon Roofing Supply, Inc., the subsidiary guarantors party thereto and Wells Fargo Securities, LLC and Citigroup Global Markets Inc., for themselves and on behalf of several initial purchasers named therein.
99.1	Beacon Roofing Supply, Inc. press release dated September 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

By:	/s/ Joseph M. Nowicki
Name: Joseph M. Nowicki
Title: Executive Vice President and CFO

Date: September 24, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement, dated as of September 24, 2015, by and among Beacon Roofing Supply, Inc., the subsidiary guarantors party thereto and Wells Fargo Securities, LLC and Citigroup Global Markets Inc., for themselves and on behalf of several initial purchasers named therein.
99.1	Beacon Roofing Supply, Inc. press release dated September 24, 2015.